                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
FirstMiss Gold Inc.:

We consent to incorporation by reference in the registration statements (No. 33-24401, 2-93585, 33-24414, 33-31226, 33-32572, 33-37805, 33-39067,
33-43602, 33-45342, 33-56046, 33-57761 and 33-74020) on Form S-8 of FirstMiss
Gold Inc. of our report dated February 7, 1996 relating to the consolidated balance sheets of FirstMiss Gold Inc. and subsidiary as of December 31, 1995, June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the six months ended December 31, 1995 and each of the years in the three-year period ended June 30, 1995, which report appears in the December 31, 1995, annual report on Form 10-K of FirstMiss Gold Inc.





                                           KPMG PEAT MARWICK LLP


Denver, Colorado
March 21, 1996

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
FirstMiss Gold Inc.:

We consent to incorporation by reference in the registration statement (No. 33-62449) on Form S-3 of FirstMiss Gold Inc. of our report dated February 7, 1996 relating to the consolidated balance sheets of FirstMiss Gold Inc. and subsidiary as of December 31, 1995, June 30, 1995 and 1994, and the related consolidated statement of operations, stockholders' equity and cash flows for the six months ended December 31, 1995 and each of the years in the three-year period ended June 30, 1995 which report appears in the December 31, 1995, annual report on Form 10-K of FirstMiss Gold Inc.




                                           KPMG PEAT MARWICK LLP


Denver, Colorado
March 21, 1996